UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019 (May 14, 2019)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 W. 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2019, CIT Group Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices in Livingston, New Jersey. A total of 99,017,411 shares of the Company’s common stock were entitled to vote as of March 21, 2019, the record date for the Annual Meeting. There were 93,706,371 shares present in person or by proxy, which constituted approximately 94.6% of the total votes entitled to be cast at the Annual Meeting. Stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each proposal.

Proposal 1. Election of Directors

With respect to the election of the following nominees as directors of the Company to hold office for a term of one year, or until the next annual meeting of stockholders:

	Shares Voted
	For	Against	Abstain	Broker Non-Votes
Ellen R. Alemany	77,576,679	12,495,441	387,897	3,246,354
Michael L. Brosnan	81,068,818	9,342,583	48,616	3,246,354
Michael A. Carpenter	80,814,911	9,595,597	49,509	3,246,354
Dorene C. Dominguez	81,053,343	9,343,945	62,729	3,246,354
Alan Frank	81,072,991	9,365,874	21,152	3,246,354
William M. Freeman	78,384,691	12,007,635	67,691	3,246,354
R. Brad Oates	79,677,257	10,761,586	21,174	3,246,354
Gerald Rosenfeld	81,097,958	9,340,584	21,475	3,246,354
Vice Admiral John R. Ryan, USN (Ret.)	78,261,408	12,132,693	65,916	3,246,354
Sheila A. Stamps	81,093,359	9,349,552	17,106	3,246,354
Khanh T. Tran	81,060,283	9,352,005	47,729	3,246,354
Laura S. Unger	81,093,323	9,350,259	16,435	3,246,354

Based on the votes set forth above, each of the nominees set forth above was duly elected to serve as a director of the Company for a one-year term, or until his or her successor has been duly elected and qualified at the next annual meeting of stockholders of the Company.

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and external auditors for the year ending December 31, 2019 received the following votes and no broker non-votes:

For	Against	Abstain
84,377,708	9,307,570	21,093

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and external auditor to serve for the year ending December 31, 2019 was duly ratified by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote to approve the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
55,990,054	34,417,221	52,742	3,246,354

Based on the votes set forth above, the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, was approved in an advisory vote by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ James R. Hubbard
Name: James R. Hubbard
Title: Executive Vice President, General Counsel & Corporate Secretary

Dated: May 15, 2019